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                                                                  EXHIBIT 10.4.3



                                    AMFM INC.

                               SECOND AMENDMENT TO
                            CHANCELLOR HOLDINGS CORP.
                         1994 DIRECTOR STOCK OPTION PLAN

         THIS SECOND AMENDMENT TO THE CHANCELLOR HOLDINGS CORP. 1994 DIRECTOR STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, the Company is the successor in interest to the obligations of Chancellor Holdings Corp. under the Chancellor Holdings Corp. 1994 Director Stock Option Plan (the "Plan");

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 6(f) is amended by adding the following proviso at the end of the last sentence thereof:

         ; provided, further, that anything in the Plan or the terms of any Option to the contrary notwithstanding, any Option held by a Director Participant who held office as a non-employee director of the Company on or after October 2, 1999 shall vest and become fully exercisable at the effective time of the Clear Channel Merger or at such earlier time at which such Director Participant no longer holds office as a director of the Company by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such Director Participant shall have the right to exercise such Options for the full amount of the shares underlying the Options until the termination of the Options in accordance with their terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Options prior to the expiration of the full term of the Options.

         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.



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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                        AMFM INC.


                                        By:         /s/ W. Schuyler Hansen
                                                 -------------------------
                                        Name:    W. Schuyler Hansen
                                        Title:   Senior Vice President and
                                                 Chief Accounting Officer


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